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                                                       Registration Nos. 2-83538
                                                                        811-3728


                                  EXHIBIT 11

                         CONSENT OF COOPERS AND LYBRAND
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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
New England Zenith Fund:



We consent to the inclusion in Post-Effective Amendment No. 22 to the Registration Statement of New England Zenith Fund (comprising, respectively, the Back Bay Advisors Bond Income Series, Capital Growth Series, Back Bay Advisors Money Market Series, Westpeak Stock Index Series, Back Bay Advisors Managed Series, Loomis Sayles Avanti Growth Series, Westpeak Growth and Income Series, Loomis Sayles Balanced Series, Draycott International Equity Series, Salomon Brothers U.S. Government Series, Salomon Brothers Strategic Bond Opportunities Series, Davis Venture Value Series, Alger Equity Growth Series and Loomis Sayles Small Cap Series - the "Series") on Form N-1A of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of the respective Series, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights," "Independent Accountants" and "Experts".



                                             /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                        COOPERS & LYBRAND L.L.P.
February 25, 1997